SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            FORM 8-K
                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
                              1934


Date of Report (Date of earliest event reported):    May 30, 1995


                  Commission file number 1-9016
                   ___________________________

               AMERICAN INDUSTRIAL PROPERTIES REIT
     (Exact name of registrant as specified in its charter)


           Texas                 1-9016         75-6335572
(State or other jurisdiction   (Commission     (IRS Employer
     of incorporation)         File Number)   Identification No.)


 6220 North Beltline Road,  Suite 205
          Irving, Texas                           75063-2656
(Address of principal executive offices)          (Zip code)

                         (214) 550-6053
      (Registrant's telephone number, including area code)








Item 5.  Other Events

     On May 30, 1995, the Trust announced that it did not make a semi-annual interest payment of approximately $1,974,000 to The Manufacturers Life Insurance Company ("MLI") which was due on May 27, 1995 pursuant to the Note Purchase Agreement dated February 27, 1992 between the Trust and MLI (the "Agreement") and related notes. MLI currently holds unsecured notes payable by the Trust with an outstanding principal balance of $45,239,000.

     On May 26, 1995, the Trust added Fidelity Management and Research Corporation, Fidelity Galileo Fund, L.P., Belmont Capital Partners II, L.P., Fidelity Puritan Trust and Fidelity Management Trust Co. (the "Fidelity Entities") as additional defendants to its lawsuit previously filed on May 1, 1995 against MLI. In this lawsuit, the Trust alleged MLI had unlawfully sought to coerce the Trust into relinquishing certain of its rights and that MLI had engaged in acts of bad faith and conspiracy in an attempt to coerce the Trust into taking actions that would be detrimental to the interests of the Trust and its
shareholders.   The Trust also alleges that the Fidelity Entities
conspired with MLI against the Trust and tortiously interfered with the Trust's relationship with MLI. The Trust is seeking recovery of damages and injunctive relief to prevent MLI and the Fidelity Entities from continuing to violate the Trust's rights.





                           SIGNATURES

     Pursuant to the requirements of the Securities and Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              AMERICAN INDUSTRIAL PROPERTIES REIT


                              /s/ Marc A. Simpson
                              Marc A. Simpson
                              Vice-President, Secretary and
                              Treasurer


DATE:      May 31, 1995